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[USAA logo]    USAA LIFE INSURANCE COMPANY    VARIABLE ANNUITY      EXHIBIT 5(C)

     AGREEMENT FOR EXCHANGE OF INSURANCE AND NONQUALIFIED ANNUITY CONTRACTS
                  UNDER SECTION 1035 OF INTERNAL REVENUE CODE

USAA number ________________________
Social Security number _________________________

        ATTACH THIS FORM AND YOUR CURRENT CONTRACT TO YOUR APPLICATION
                      FOR THE USAA LIFE VARIABLE ANNUITY.

I, _____________________________________, the undersigned, own the following:

 POLICY/CONTRACT     ISSUED BY:        ADDRESS:      INSURED/ANNUITANT'S NAME
     NUMBER:

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collectively called "Old Contract(s)" which I hereby agree to exchange pursuant to Section 1035 of the Internal Revenue Code for a USAA Life Variable Annuity, called "New Contract," if USAA Life Insurance Company ("USAA Life") approves my application, dated _____________________ for the New Contract and I accept it.

In consideration of USAA Life's furnishing this form and assisting me with the exchange of contracts under Section 1035 of the Internal Revenue Code, I hereby further represent and agree as follows:

At the time of the exchange, is the Old Policy a Modified Endowment Contract
(MEC) under Internal Revenue Code Section 7702A?  [  ] YES   [  ] NO

1. OWNERSHIP OF OLD CONTRACT(S)
   I am the sole owner of the Old Contract(s). No other person (including fiduciaries whether or not court-appointed), firm, corporation or governmental unit has any legal or equitable claim or interest in or against the Old Contract(s), except as follows (describe):

    NOTE:  COLLATERAL ASSIGNEES, IRREVOCABLE BENEFICIARIES, ETC., MUST SIGN ON
                           BACK OF FORM AS INDICATED.
2. ABSOLUTE ASSIGNMENT OF OLD CONTRACT(S)
I hereby assign, irrevocably transfer and deliver the Old Contract(s) described
above to USAA Life Insurance   Company, Federal ID #74-1472662, together with
all right, title and interest therein and thereto.  My copy of this   form is my
receipt for the Old Contract(s).

3. USAA LIFE WILL NOT PAY PREMIUMS ON OLD CONTRACT(S)

  I understand and agree that USAA Life is not obligated to and will not make
any premium payments on the Old   Contract(s).  Therefore, I further agree for
myself, my heirs and assigns that USAA Life is not liable if the Old
Contract(s) lapses for non-payment of premiums.  I understand that if the Old
Contract(s) is reassigned to me under   the terms of Paragraph 5, and it has
lapsed because premiums have not been paid, I can reinstate it only if the terms of the Old Contract(s) permit it to be reinstated.

4. SURRENDER OF OLD CONTRACT(S)
   I understand and agree that:
   USAA Life will apply for the surrender of the Old Contract(s) for its cash
value.  Upon receipt of the cash proceeds,   USAA Life will issue a New Contract
for delivery to me. USAA Life will apply the entire cash surrender value or a portion thereof that it receives from the Old Contract(s) as a non-repeating
premium for the New Contract issued by   USAA Life.

5. REASSIGNMENT OF OLD CONTRACT(S)
   In the event:
     [ ] I refuse to accept the New Contract; or

     [ ] I return the New Contract to USAA Life under the Free Look Provision of the New Contract; then this Agreement shall be null and void and USAA Life shall reassign the Old Contract(s) to me or my legal representative, whereupon USAA Life shall have no further obligation with respect to the Old Contract(s).

   I UNDERSTAND THAT AFTER THE SURRENDER DATE, THE OLD CONTRACT(S) CANNOT BE
        RETURNED TO ME AND THAT NO DEATH BENEFIT WILL BE PAID UNDER IT.



   "THE USAA LIFE VARIABLE ANNUITY IS DISTRIBUTED BY USAA INVESTMENT MANAGEMENT
                     COMPANY, A REGISTERED BROKER DEALER."
        USAA LIFE VARIABLE SERVICE OFFICE  9800 FREDERICKSBURG ROAD, SAN
               ANTONIO, TX 78288-0156  TOLL-FREE  1-800-531-4265

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6.  OUTSTANDING CONTRACT LOAN CONSEQUENCES

    If there are any loans on the cash value(s) in this/these contract(s), there could be negative tax consequences and taxes could be owed on this transaction. If a loan exists on the contract(s) being exchanged, call your Sales Team at 1-800-292-8444.

7.  ACKNOWLEDGMENT OF RESPONSIBILITY FOR TAX OBLIGATIONS

    I understand and agree that USAA Life is furnishing this form and participating in this transaction at my specific request. Accordingly, I am not relying on USAA Life, its agents or employees for any tax advice whatsoever with respect to this transaction. I understand that any tax obligations resulting from this transaction are mine. Further, I assume any and all risk with respect to the accomplishment of a valid Section 1035 exchange under the Internal Revenue Code.

    I also request that the surrendering company send to USAA Life a report on any taxable gain or loss on Old Contract(s).

8.  I WOULD LIKE TO HAVE MY FUNDS SENT BY:

    [ ] REGULAR MAIL    [ ] CERTIFIED MAIL*   [ ] FEDERAL EXPRESS*   [ ] WIRE*

    *I UNDERSTAND THE ORIGINATING COMPANY MAY CHARGE A FEE FOR THIS SERVICE WHICH MAY BE DEDUCTED FROM MY BALANCE. THERE IS NO GUARANTEE THAT ALL OPTIONS ARE AVAILABLE. CONTACT ORIGINATING COMPANY FOR FEES OR OPTIONS.

9.  SIGNATURE AS REQUIRED:


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
    SIGNED AT __________________________________________________   ON

    _____________________________________________
                       (CITY AND STATE)                                                (DATE)



         X_________________________________________________

X______________________________________________
                       (OWNER)                                                         (WITNESS)



         X_________________________________________________

X______________________________________________
               (IRREVOCABLE BENEFICIARY, IF ANY)                                (COLLATERAL ASSIGNEE, IF ANY)

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                 FOR USAA LIFE VARIABLE ANNUITY OFFICE USE ONLY

Received and recorded by USAA Life Insurance Company:

Date: _________________________________ By:

_______________________________________________________________________



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